Exhibit 99.1

6711 Columbia Gateway Drive, Suite 300 Columbia, Maryland 21046 Telephone 443-285-5400 Facsimile 443-285-7650 www.copt.com NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Mary Ellen Fowler Senior Vice President and Treasurer 443-285-5450 maryellen.fowler@copt.com

CORPORATE OFFICE PROPERTIES TRUST

REPORTS THIRD QUARTER 2009 RESULTS

COLUMBIA, MD October 28, 2009 — Corporate Office Properties Trust (COPT) (NYSE: OFC) announced today financial and operating results for the quarter and nine months ended September 30, 2009.

Highlights

•                  6% increase in diluted earnings per share (“Diluted EPS”) to $.18 or $10.4 million of net income available to common shareholders for the third quarter 2009 as compared to $.17 per diluted share or $8.2 million of net income available to common shareholders for the third quarter 2008. Year to date, diluted EPS increased 32% to $.62 or $35.2 million of net income available to common shareholders as compared to $.47 per diluted share or $23.0 million of net income available to common shareholders for the first nine months of 2008.

•                  3% decrease in diluted Funds from Operations (“FFO”) per share to $.60 for the third quarter 2009 from $.62 for the third quarter 2008. FFO increased 7% to $42.4 million for the third quarter 2009 from $39.5 million for the third quarter 2008. Year to date, diluted FFO per share increased 10% to $1.94 or $134.1 million from $1.77 or $113.2 million for the first nine months of 2008.

•                  9% increase in diluted Adjusted Funds from Operations available to common share and common unit holders (“Diluted AFFO”) to $27.8 million for the third quarter 2009 as compared to $25.5 million for the third quarter 2008. Year to date, diluted AFFO increased 31% to $97.4 million from $74.5 million for the first nine months of 2008.

•                  91% occupied and leased for our wholly-owned portfolio as of September 30, 2009.

•                  68% renewal rate on expiring leases for third quarter 2009, with a 4% decrease in total straight-line rents for renewed space.

•                  5% increase in same office property cash NOI for the quarter compared to the third quarter 2008. The Company’s same office portfolio for the quarter ended September 30, 2009 represents 91% of the rentable square feet of its consolidated portfolio and consists of 230 properties.

•                  761,000 square feet leased in the quarter and approximately 1.9 million square feet leased year to date.

“The Company continues to perform well despite an increasingly difficult real estate environment.  We increased our cash dividend during the quarter by 5.4%, one of the few REITs to do so this year,” stated Randall M. Griffin, President and Chief Executive Officer, Corporate Office Properties Trust. “We had an active leasing quarter. Our focused expense control efforts helped produce strong same office performance,” he added.

Financial Ratios

Diluted FFO payout ratio for the nine months ended September 30, 2009 was 59% as compared to 60% for the nine months ended September 30, 2008. Diluted AFFO payout ratio for the nine months ended September 30, 2009 was 73% as compared to 81% for the nine months ended September 30, 2008.

As of September 30, 2009, the Company had a total market capitalization of $4.5 billion, with $1.9 billion in debt outstanding, equating to a 43% debt to total market capitalization ratio.

For the third quarter 2009, the Company’s weighted average interest rate was 4.9% and at September 30, 2009, the Company had 85% of its total debt subject to fixed interest rates.

For the third quarter 2009, the Company’s EBITDA to interest coverage ratio was 3.2x, and the EBITDA fixed charge coverage ratio was 2.6x.

Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the tables that follow the text of this press release.

Operating Results

At September 30, 2009, the Company’s wholly-owned portfolio of 246 office properties totaled 18.4 million square feet. The weighted average remaining lease term for the portfolio was 4.5 years and the average rental rate (including tenant reimbursements) was $24.04 per square foot.

For the quarter ended September 30, 2009, 529,000 square feet was renewed equating to a 68% renewal rate, at an average committed cost of $5.04 per square foot. Total rent on renewed space decreased 4% on a straight-line basis, as measured from the straight-line rent in effect preceding the renewal date and decreased 8% on a cash basis. For renewed and retenanted space of 670,000 square feet, total straight-line rent decreased 6% and total rent on a cash basis decreased 12%. The average committed cost for renewed and retenanted space was $6.09 per square foot.

For the nine months ended September 30, 2009, 1.4 million square feet was renewed equating to a 72% renewal rate, at an average committed cost of $6.14 per square foot.

Development Activity

At September 30, 2009, the Company had 2.4 million square feet under construction, development and redevelopment for a total projected cost of $478.3 million.

The Company’s land inventory (wholly-owned and joint venture) at September 30, 2009 totaled 1,821 acres that can support 16.1 million square feet of development.

During the quarter, the Company placed into service 338,000 square feet located in six properties.

Financing and Capital Transactions

The Company closed the following transactions during the quarter:

•                  A $90.0 million secured loan with a five-year term that carries interest at 7.25%.

•                  A $185.0 million secured loan with a seven-year term that carries interest at 7.25%.

Subsequent Events

The Company executed the following transactions subsequent to quarter end:

•                  Acquired a newly-constructed, 156,000 square foot property that is 100% leased, long-term to Northrop Grumman Corporation and a 0.9 acre adjacent land parcel located in Linthicum, Maryland.

•                  Acquired a 474,000 square foot office tower, parking lot, utility distribution center, four waterfront lots and riparian rights, all part of the Canton Crossing planned unit development in Baltimore, Maryland. The waterfront lots are approved for 500,000 square feet of office, 150,000 square feet of retail, a 450 room hotel and a marina. The office tower is 91% leased with CareFirst as the largest tenant at 34%.

Earnings Guidance

The Company will discuss its updated 2009 diluted FFO per share guidance and its initial 2010 diluted FFO per share guidance on its earnings conference call.

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call (within the United States)

Date:	Thursday, October 29, 2009

Time:	11:00 a.m. Eastern Time

Telephone Number:	888-679-8018

Passcode:	90330872

Conference Call (outside the United States)

Date:	Thursday, October 29, 2009

Time:	11:00 a.m. Eastern Time

Telephone Number:	617-213-4845

Passcode:	90330872

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:

https://www.theconferencingservice.com/prereg/key.process?key=P86DV6HWU

You may also pre-register in the Investor Relations section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call. A replay of this call will be available beginning Thursday, October 29 at 3:00 p.m. Eastern Time through Thursday, November 12 at midnight Eastern Time. To access the replay within the United States, please call 888-286-8010 and use passcode 18266981. To access the replay outside the United States, please call 617-801-6888 and use passcode 18266981.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions

Please refer to our Form 8-K or our website (www.copt.com) for definitions of certain terms used in this press release. Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information

Corporate Office Properties Trust (COPT) (NYSE: OFC) is a specialty office real estate investment trust (REIT) that focuses on strategic customer relationships and specialized tenant requirements in the U.S. Government, Defense Information Technology and Data sectors. The Company acquires, develops, manages and leases properties which are typically concentrated in large office parks primarily located adjacent to government demand drivers and/or in growth corridors. As of September 30, 2009, the Company owned 265 office and data properties totaling 19.4 million rentable square feet, which includes 19 properties totaling 989,000 square feet held through joint ventures. The Company’s portfolio primarily consists of technically sophisticated buildings in visually appealing settings that are environmentally sensitive, sustainable and meet unique customer requirements. COPT is an S&P MidCap 400 company and more information can be found at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  the Company’s ability to borrow on  favorable terms;

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•                  governmental actions and initiatives; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues
Real estate revenues	$104,843	$101,086	$317,405	$296,034
Service operations revenues	95,321	90,002	273,534	123,040
Total revenues	200,164	191,088	590,939	419,074
Expenses
Property operating expenses	38,583	35,854	114,778	104,353
Depreciation and other amortization associated with real estate operations	26,712	25,583	81,911	75,430
Service operations expenses	93,805	87,657	268,289	120,090
General and administrative expenses	5,898	5,904	17,275	17,608
Business development expenses	458	199	1,550	464
Total operating expenses	165,456	155,197	483,803	317,945
Operating income	34,708	35,891	107,136	101,129
Interest expense	(20,986)	(22,503)	(59,088)	(65,580)
Interest and other income	2,619	559	4,949	924
Income from continuing operations before equity in loss of unconsolidated entities and income taxes	16,341	13,947	52,997	36,473
Equity in loss of unconsolidated entities	(758)	(57)	(1,075)	(167)
Income tax expense	(47)	(97)	(169)	(102)
Income from continuing operations	15,536	13,793	51,753	36,204
Discontinued operations	—	(9)	—	2,571
Income before gain on sales of real estate	15,536	13,784	51,753	38,775
Gain on sales of real estate, net of income taxes	—	4	—	1,104
Net income	15,536	13,788	51,753	39,879
Less net income attributable to noncontrolling interests
Common units in the Operating Partnership	(956)	(1,467)	(4,032)	(4,130)
Preferred units in the Operating Partnership	(165)	(165)	(495)	(495)
Other	40	90	15	(132)
Net income attributable to COPT	14,455	12,246	47,241	35,122
Preferred share dividends	(4,025)	(4,025)	(12,076)	(12,076)
Net income attributable to COPT common shareholders	$10,430	$8,221	$35,165	$23,046

Earnings per share “EPS” computation:
Numerator for diluted EPS:
Net income available to common shareholders	$10,430	$8,221	$35,165	$23,046
Amount allocable to restricted shares	(253)	(192)	(763)	(528)
Numerator for diluted EPS	10,177	8,029	34,402	22,518

Denominator:
Weighted average common shares - basic	57,470	47,273	55,366	47,128
Dilutive effect of stock option awards	485	779	506	765
Weighted average common shares - diluted	57,955	48,052	55,872	47,893

Diluted EPS	$0.18	$0.17	$0.62	$0.47

Corporate Office Properties Trust

Summary  Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net income	$15,536	$13,788	$51,753	$39,879
Add: Real estate-related depreciation and amortization	26,712	25,583	81,911	75,482
Add: Depreciation and amortization on unconsolidated real estate entities	160	162	481	489
Less: Gain on sales of operating properties, net of income taxes	—	—	—	(2,630)
Funds from operations (“FFO”)	42,408	39,533	134,145	113,220
Less: Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(495)	(495)
Less: Noncontrolling interests - other consolidated entities	40	90	15	(132)
Less: Preferred share dividends	(4,025)	(4,025)	(12,076)	(12,076)
Less: Depreciation and amortization allocable to noncontrolling interests in other consolidated entities	(91)	(74)	(251)	(198)
Less: Basic and diluted FFO allocable to restricted shares	(395)	(321)	(1,298)	(903)
Basic and diluted FFO available to common share and common unit holders (“Basic and diluted FFO”)	37,772	35,038	120,040	99,416
Less: Straight-line rent adjustments	(2,665)	(2,850)	(5,523)	(8,284)
Less: Amortization of deferred market rental revenue	(451)	(555)	(1,447)	(1,458)
Less: Recurring capital expenditures	(7,572)	(7,008)	(17,838)	(17,611)
Add: Amortization of discount on Exchangeable Senior Notes, net of amounts capitalized	762	828	2,183	2,446
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$27,846	$25,453	$97,415	$74,509

Weighted average shares
Weighted average common shares	57,470	47,273	55,366	47,128
Conversion of weighted average common units	5,084	8,130	5,932	8,145
Weighted average common shares/units - basic FFO per share	62,554	55,403	61,298	55,273
Dilutive effect of share-based compensation awards	485	779	506	765
Weighted average common shares/units - diluted FFO per share	63,039	56,182	61,804	56,038

Diluted FFO per share	$0.60	$0.62	$1.94	$1.77
Dividends/distributions per common share/unit	$0.3925	$0.3725	$1.1375	$1.0525
Earnings payout ratio	219.1%	233.3%	184.0%	223.7%
Diluted FFO payout ratio	65.8%	63.4%	58.9%	60.5%
Diluted AFFO payout ratio	89.2%	87.2%	72.6%	80.7%
EBITDA interest coverage ratio	3.20x	2.92x	3.47x	2.91x
EBITDA fixed charge coverage ratio	2.64x	2.44x	2.83x	2.43x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	57,955	48,052	55,872	47,893
Weighted average common units	5,084	8,130	5,932	8,145
Denominator for diluted FFO per share	63,039	56,182	61,804	56,038

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars and shares in thousands, except per share data)

	September 30, 2009	December 31, 2008
Balance Sheet Data (in thousands) (as of period end)
Properties, net of accumulated depreciation	$2,868,707	$2,778,466
Total assets	3,230,647	3,114,239
Debt	1,897,852	1,856,751
Total liabilities	2,094,464	2,031,816
Beneficiaries’ equity	1,136,183	1,082,423

Debt to total assets	58.7%	59.6%
Debt to undepreciated book value of real estate assets	56.7%	57.8%
Debt to total market capitalization	42.6%	47.4%

Property Data (wholly owned properties) (as of period end)
Number of operating properties owned	246	238
Total net rentable square feet owned (in thousands)	18,449	18,462
Occupancy	90.9%	93.2%

Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$3,230,647	$3,114,239
Assets other than assets included in properties, net	(361,940)	(335,773)
Accumulated depreciation on real estate assets	402,125	343,110
Intangible assets on real estate acquisitions, net	75,506	91,848
Denominator for debt to undepreciated book value of real estate assets	$3,346,338	$3,213,424

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Total tenant improvements and incentives on operating properties	$3,553	$6,305	$11,604	$14,883
Total capital improvements on operating properties	2,927	3,179	6,763	6,827
Total leasing costs on operating properties	1,855	999	4,431	2,764
Less: Nonrecurring tenant improvements and incentives on operating properties	(711)	(1,995)	(2,780)	(4,077)
Less: Nonrecurring capital improvements on operating properties	(58)	(1,299)	(1,340)	(2,667)
Less: Nonrecurring leasing costs incurred on operating properties	—	(217)	(916)	(269)
Add: Recurring capital expenditures on operating properties held through joint ventures	6	36	76	150
Recurring capital expenditures	$7,572	$7,008	$17,838	$17,611

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Reconciliation of dividends for earnings payout ratio to dividends and distributions for FFO & AFFO payout ratio
Common share dividends for earnings payout ratio	$22,851	$19,183	$64,712	$51,553
Common unit distributions	1,995	3,021	5,974	8,564
Dividends and distributions for FFO & AFFO payout ratio	$24,846	$22,204	$70,686	$60,117

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$15,536	$13,788	$51,753	$39,879
Interest expense on continuing operations	20,986	22,503	59,088	65,580
Interest expense on discontinued operations	—	—	—	51
Income tax expense	47	97	169	680
Real estate-related depreciation and amortization	26,712	25,583	81,911	75,482
Depreciation of furniture, fixtures and equipment	458	401	1,261	1,177
EBITDA	$63,739	$62,372	$194,182	$182,849

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-EBITDA and fixed charge coverage-EBITDA
Interest expense from continuing operations	$20,986	$22,503	$59,088	$65,580
Interest expense from discontinued operations	—	—	—	51
Less: Amortization of deferred financing costs	(1,056)	(1,143)	(3,089)	(2,805)
Denominator for interest coverage-EBITDA	19,930	21,360	55,999	62,826
Preferred share dividends	4,025	4,025	12,076	12,076
Preferred unit distributions	165	165	495	495
Denominator for fixed charge coverage-EBITDA	$24,120	$25,550	$68,570	$75,397

Reconciliation of same property net operating income to same office property cash net operating income and same office property cash net operating income, excluding gross lease termination fees
Same office property net operating income	$63,608	$62,412	$185,660	$179,560
Less: Straight-line rent adjustments	(733)	(2,529)	(2,204)	(6,683)
Less: Amortization of deferred market rental revenue	(385)	(480)	(944)	(1,117)
Same office property cash net operating income	$62,490	$59,403	$182,512	$171,760
Less: Lease termination fees, gross	(966)	(209)	(5,184)	(368)
Same office property cash net operating income, excluding gross lease termination fees	$61,524	$59,194	$177,328	$171,392

Top Twenty Office Tenants of Wholly Owned Properties as of September 30, 2009 (1)

(Dollars in thousands)

				Percentage of	Total	Percentage	Weighted
			Total	Total	Annualized	of Total	Average
		Number of	Occupied	Occupied	Rental	Annualized Rental	Remaining
Tenant		Leases	Square Feet	Square Feet	Revenue (2) (3)	Revenue	Lease Term (4)

United States of America	(5)	67	2,649,894	15.8%	75,570	18.7%	6.2
Northrop Grumman Corporation	(6)	15	1,135,642	6.8%	30,218	7.5%	6.0
Booz Allen Hamilton, Inc.		9	738,284	4.4%	21,545	5.3%	5.5
Computer Sciences Corporation	(6)	3	454,986	2.7%	12,475	3.1%	1.8
L-3 Communications Holdings, Inc.	(6)	5	266,943	1.6%	9,877	2.4%	4.5
General Dynamics Corporation	(6)	10	299,153	1.8%	8,302	2.1%	1.3
Wells Fargo & Company	(6)	7	218,199	1.3%	7,764	1.9%	8.4
The Aerospace Corporation	(6)	3	245,935	1.5%	7,523	1.9%	5.3
ITT Corporation	(6)	8	305,689	1.8%	7,223	1.8%	4.8
Integral Systems, Inc.	(6)	4	241,504	1.4%	6,062	1.5%	10.4
Comcast Corporation	(6)	7	306,123	1.8%	6,011	1.5%	4.1
AT&T Corporation	(6)	5	306,932	1.8%	5,955	1.5%	3.7
Unisys Corporation		2	258,498	1.5%	4,631	1.1%	0.5
The Boeing Company	(6)	4	144,227	0.9%	4,467	1.1%	4.0
Ciena Corporation		4	229,842	1.4%	4,391	1.1%	3.7
BAE Systems PLC	(6)	7	211,805	1.3%	3,235	0.8%	5.8
The Johns Hopkins Institutions	(6)	4	128,827	0.8%	3,234	0.8%	3.1
Merck & Co., Inc.	(6)	2	225,900	1.3%	2,772	0.7%	7.0
Lockheed Martin Corporation		5	143,943	0.9%	2,683	0.7%	2.8
Magellan Health Services, Inc.		2	113,727	0.7%	2,681	0.7%	2.6

Subtotal Top 20 Office Tenants		173	8,626,053	51.4%	226,619	56.2%	5.3
All remaining tenants		702	8,151,421	48.6%	176,721	43.8%	3.6
Total/Weighted Average		875	16,777,474	100.0%	$403,340	100.0%	4.5

(1)	Table excludes owner occupied leasing activity which represents 164,257 square feet with a weighted average remaining lease term of 5.8 years as of September 30, 2009.
(2)	Total Annualized Rental Revenue is the monthly contractual base rent as of September 30, 2009, multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.
(3)	Order of tenants is based on Annualized Rent.
(4)	The weighting of the lease term was computed using Total Rental Revenue.
(5)

Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(6)	Includes affiliated organizations or agencies.